UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2002

THE PMI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13664 (Commission File Number)	94-3199675 (I.R.S. Employer Identification No.)

601 Montgomery Street,
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (415) 788-7878

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure

On May 16, 2002, The PMI Group, Inc. announced that its Board of Directors declared a 2-for-1 stock split. The record date for the stock split is May 31, 2002. The payment date for the stock split is June 17, 2002. On May 16, 2002, The PMI Group, Inc. Board of Directors also declared a quarterly dividend of $0.025 per share (on a post-split basis) of common stock. The dividend is payable on July 15, 2002 to shareholders of record as of June 28, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PMI GROUP, INC. (Registrant)

By:	/s/ BRIAN P. SHEA
Brian P. Shea Vice President and Controller

May 16, 2002

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